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                      [Letterhead of Dewey Ballantine LLP]


                                        February 22, 2000





The MONY Group Inc.
1740 Broadway
New York, New York 10019


         Re: Registration Statement on Form S-8 Filed with the Securities and Exchange Commission on February 22, 2000

Ladies and Gentlemen:

                  We are acting as special counsel for The MONY Group Inc., a Delaware corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares of common stock, par value $0.01 per share (the "Shares"), to be offered pursuant to The Mutual Life Insurance Company of New York Plan of Reorganization Under Section 7312 of the New York Insurance Law, As Adopted on August 14, 1998, and Amended on September 9, 1998 (the "Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement").

                  We are familiar with the proceedings of the Company relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to any law other than the Delaware General Corporation Law and judicial interpretations thereof.

                  Based on the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of the Company authorizing such issuance and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Dewey Ballantine LLP